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                                                                Exhibit 4.7


     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 18, 1997, is between LOEWS CORPORATION, a Delaware corporation (the "Company"), and THE CHASE
                                                        -------
MANHATTAN BANK, a New York corporation, successor by merger to Chemical Bank, a New York corporation, successor by merger to Manufacturers Hanover Trust Company, as trustee (herein called the "Trustee").
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                             PRELIMINARY STATEMENT

     The Company and the Trustee have entered into an Indenture (herein called the "Indenture"), dated as of December 1, 1985. Capitalized terms used herein,
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not otherwise defined herein, shall have the meanings given them in the
Indenture.

     Section 901 of the Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of Debt Securities. In accordance with the terms of Sections 901(5) and 901(6) of the Indenture, the Company has, by Board Resolution, authorized this First Supplemental Indenture. The Trustee has determined that this First Supplemental Indenture is in form satisfactory to it. This First Supplemental Indenture modifies the terms of the Indenture only insofar as they are applicable to Debt Securities issued under the Indenture after the date of this First Supplemental Indenture.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities issued under the Indenture from and after the date of this First Supplemental Indenture, as follows:

     1. Article One will be modified by the addition of the following definitions:

     "Depository" means, unless otherwise specified by the Company pursuant to either Section 205 or 301, with respect to Debt Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.
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     "Global Security", when used with respect to any series of Debt Securities issued hereunder, means a Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository pursuant to the Depository's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which Global Security shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

     2. Article Two will be modified by the addition of a new Section 205 as follows:

     Section 205.  Debt Securities Issuable in the Form of a Global Security.
                   ---------------------------------------------------------
(a) If the Company shall establish pursuant to Sections 202 and 301 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Security or Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Global Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Security or Global Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or its nominee pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein."

     (b) Notwithstanding any other provision of this Section 205 or of Section 305, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit

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such Global Security to be exchanged in whole or in part for certificates representing Debt Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

     (c) (i) If at any time the Depository for a Global Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Global Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Security. If a successor Depository for such Global Security is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, certificates representing Debt Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

     (ii) The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver certificates representing Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Global Securities representing such series or portion thereof in exchange for such Global Security or Global Securities.

     (iii) If specified by the Company pursuant to Sections 202 and 301 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for certificates representing Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (1) to each

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Holder specified by the Security Registrar or the Depository a certificate or certificates representing Debt Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the Security Registrar or the Depository in the Global Security; and (2) to such Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of certificates representing Debt Securities delivered to Holders thereof.

     (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver certificates representing Debt Securities in definitive registered form in authorized denominations for Debt Securities of the same series or any integral multiple thereof. Upon the exchange of the entire principal amount of a Global Security for certificates representing Debt Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, certificates representing Debt Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations for Debt Securities of that series or any integral multiple thereof, as the Security Registrar or the Depository shall instruct the Trustee or its agent. The Trustee or the Security Registrar shall deliver at the Trustee's Corporate Trust Office such certificates representing Debt Securities to the Holders in whose names such Debt Securities are so registered.

     3. The word "and" following Section 301(9) will be deleted, Section 301(10) will be renumbered Section 301(11), and a new Section 301(10) will be added, as follows:

     (10)  if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Global Securities, the terms and conditions, if any, upon which such Global Security or Global Securities may be exchanged in whole or in part for certificates representing Debt Securities, and the Depository for such Global Security or Global Securities; and

     4.  A new paragraph will be added to the end of Section 305, as follows:

     None of the Trustee, any agent of the Trustee, any Paying Agent or the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or

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for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     5. Section 501(5) will be modified by replacing the amount of "$10,000,000" in the sixth line thereof with "$50,000,000".

     6. This First Supplemental Indenture does not modify the Indenture in any respect with regard to Debt Securities issued thereunder prior to the date of this First Supplemental Indenture, and the terms of such Debt Securities will not be modified by this First Supplemental Indenture.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the Company and the Trustee have caused this First
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and the seal of the Company and the Trustee duly attested to be hereunto affixed all as of the day and year first above written.

                              LOEWS CORPORATION



[SEAL]                        By:   /s/ Gary W. Garson
                                   ---------------------------
                              Its:    Vice President
                                    ---------------------------

                              THE CHASE MANHATTAN BANK


[SEAL]                        By:   /s/ Ronald Halleran
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                              Its:   Second Vice President
                                    -------------------------------

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STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


     On the 18th day of February, 1997, before me personally came Ronald
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Halleran to me known, who, being by me duly sworn, did depose and say that he
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resides at New York, New York; that he is a Second Vice President of THE CHASE
MANHATTAN BANK, one of the banking corporations described herein and that executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the Board of Directors of said corporation and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
                                      /s/ Della K. Benjamin
                                   ______________________________
                                            Notary Public

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STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


     On the 19th day of February, 1997, before me personally came Gary W.
                                                                  -------
Garson, to me known, who, being by me duly sworn, did depose and say that he
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resides at New York, New York; that he is a Vice President of LOEWS CORPORATION, the corporation described herein and that executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the Board of Directors of said corporation and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]                            /s/ Carol Doktorski
                                        --------------------------------
                                              Notary Public

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